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                                                                   EXHIBIT 10.31


                                   AMENDMENT


         AMENDMENT to CONSULTING AGREEMENT of November 1, 1993, made as of the 10th day of March 1995, by and between the parties: PAUL W. HENRY, an individual residing at 91 Crowninshield Road, Brookline, Massachusetts 02146 (hereinafter referred to as the "Consultant") and PHOENIX INFORMATION SYSTEMS CORP., a Delaware corporation, with principal executive offices located at City Centre, Suite 1100, 100 Second Avenue South, St. Petersburg, FL 33701 (hereinafter referred to as the "Company").


                              W I T N E S S E T H


         WHEREAS, the Consultant has served the Company as an advisor since 1987, as a Director since August 1992 and as a paid consultant since December 1992; and

         WHEREAS, the Consultant and the Company executed a CONSULTING AGREEMENT of November 1, 1993 (hereinafter referred to as the "AGREEMENT"); and

         WHEREAS, by means of this AMENDMENT, the Consultant and the Company desire to revise and extend the AGREEMENT; and

         WHEREAS, all references to the "Company" shall include both Phoenix Information Systems Corp. and its subsidiaries, unless the context indicates otherwise. All references to "PISC" shall refer solely to Phoenix Information Systems Corp.


         NOW, THEREFORE, it is mutually agreed by and between the parties hereto to amend the AGREEMENT as follows:


                            AMENDMENT TO ARTICLE III
                                  COMPENSATION

         The Company shall continue to pay the Consultant at the rate of $10,000 per month through March 31, 1995, the original term of the AGREEMENT. For Fiscal Years (FY) 1996 - 1998, the Company shall pay the Consultant as follows: FY96 - $10,600 per month; FY97 - $11,250 per month; and FY98 - $12,000. The AGREEMENT shall terminate on March 31, 1998, unless further extended.





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                             AMENDMENT TO ARTICLE V
                                 OTHER BENEFITS

         As voted by the Board of Directors at its meeting of January 17, 1995, the Consultant shall be entitled to receive 120,000 additional options to purchase the Common Stock of PISC at the price of $1.06 per share until their expiration on November 1, 1998. The additional options shall vest as follows:
5,000 on April 1, 1995 and then 5,000 per month as of the first day of each of the twenty-three months thereafter. The options granted under this AMENDMENT are subject to the same terms and conditions as the options granted under the AGREEMENT.

         The Consultant agrees to serve as a Director for up to three additional years, commencing April 1, 1995. For each month of service as a Director, he shall be entitled to receive a five-year option to purchase 3,000 shares of the Common Stock of PISC at an exercise price of $1.70 per share (as approved by the Board of Directors at its meeting of February 15, 1995).


                            AMENDMENT TO ARTICLE VI
                                      TERM

         By means of this AMENDMENT, the term of the AGREEMENT shall be extended by three years, until March 31, 1998, unless terminated pursuant to the terms of the AGREEMENT.


                            AMENDMENT TO ARTICLE XI
                                     NOTICE

         All notices required to be given under the terms of the AGREEMENT and this AMENDMENT thereto shall be in writing and shall be deemed to have been duly given if delivered to the addressee in person or mailed by certified mail, return receipt requested, as follows:

         If to the Company, addressed to:
                 Phoenix Information Systems Corp.
                 City Centre, Suite 1100
                 100 Second Avenue South St.
                 Petersburg, FL  33701

         With a copy to:
                 Lester Morse P.C.
                 111 Great Neck Road
                 Great Neck, NY  11021





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         If to the Consultant, addressed to:
                 Paul W. Henry
                 91 Crowninshield Road
                 Brookline, MA  02146

or to any such other address as the party to receive the notice shall advise by due notice given in accordance with this paragraph.


         IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT to the AGREEMENT and affixed their hands and seal the day and year first above written.


ATTEST                                    CONSULTANT


/s/ MICHAEL GORDON                        /s/ PAUL W. HENRY
- ------------------------------            --------------------------------------
                                          Paul W. Henry



                                          PHOENIX INFORMATION SYSTEMS CORP.

[Corporate Seal]

                                          /s/ ROBERT P. GORDON
                                          --------------------------------------
                                          Robert P. Gordon
                                          Chairman of the Board and President





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